                                                                       (d)(4)(i)

                               AMENDED SCHEDULE A

                                     to the

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                              ING SERIES FUND, INC.

                            OPERATING EXPENSE LIMITS

                                                    Maximum Operating Expense Limit
Name of Fund                                    (as a percentage of average net assets)
------------------------------------------   ----------------------------------------------
Brokerage Cash Reserves                                          0.95%
Initial Term Expires August 1, 2006

                                                                Classes
                                             ----------------------------------------------
                                               A      B      C      I      O      R      W
                                             ----   ----   ----   ----   ----   ----   ----
ING 130/30 Fundamental Research Fund         1.40%  2.15%  2.15%  1.15%   N/A    N/A    N/A
Initial Term Expires October 1, 2007

ING Balanced Fund                            1.23%  1.98%  1.98%  0.98%  1.23%   N/A    N/A
Initial Term Expires October 1, 2008

ING Global Income Builder Fund               1.30%  2.05%  2.05%  1.05%   N/A    N/A   1.05%
Initial Term Expires March 1, 2009

ING Global Science and Technology Fund       1.75%  2.50%  2.50%  1.50%  1.75%   N/A    N/A
Initial Term Expires March 1, 2006

ING Growth and Income Fund                   1.08%  1.83%  1.83%  0.83%   N/A    N/A    N/A
Initial Term Expires October 1, 2010

ING Index Plus LargeCap Fund                 0.95%  1.70%  1.45%  0.70%  0.95%  1.20%   N/A
Initial Term Expires October 1, 2006

ING Index Plus MidCap Fund                   1.00%  1.75%  1.50%  0.75%  1.00%  1.25%   N/A
Initial Term Expires October 1, 2006

ING Index Plus SmallCap Fund                 1.00%  1.75%  1.50%  0.75%  1.00%  1.25%   N/A
Initial Term Expires October 1, 2006

                                                   Maximum Operating Expense Limit
Name of Fund                                    (as a percentage of average net assets)
                                                                 Classes
------------------------------------------   ----------------------------------------------
                                               A      B      C      I      O      R      W
                                             ----   ----   ----   ----   ----   ----   ----
ING International Equity Fund                1.60%  2.35%  2.35%  1.35%  1.60%   N/A    N/A
Initial Term Expires March 1, 2006

ING Small Company Fund                       1.50%  2.25%  2.25%  1.25%  1.50%   N/A    N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Moderate Fund       1.20%  1.95%  1.95%  0.95%  1.20%   N/A    N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Growth Fund         1.25%  2.00%  2.00%  1.00%  1.25%   N/A    N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Conservative Fund   1.15%  1.90%  1.90%  0.90%  1.15%   N/A    N/A
Initial Term Expires October 1, 2006

ING Tactical Asset Allocation Fund            N/A    N/A    N/A   0.70%   N/A    N/A    N/A
Initial Term Expires October 1, 2009


                                             /s/ Harley Eisner
                                             -----------------------------------
                                             HE

Date last updated: December 19, 2007

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

                                       3